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Exhibit 32.02

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act of 2002

        In connection with the Report, I, Daniel W. Fairfax, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge based on a review of the Report: (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period covered by the Report.

Date: March 15, 2004

/s/ DANIEL W. FAIRFAX Daniel W. Fairfax Senior Vice President of Finance and Chief Financial Officer

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  Exhibit 32.02
Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 of The Sarbanes-Oxley Act of 2002